UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2012

ONE LIBERTY PROPERTIES, INC.

(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other	(Commission file No.)	(IRS Employer
jurisdiction of		I.D. No.)
incorporation)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting (as defined), our shareholders adopted the 2012 Incentive Plan, pursuant to which an aggregate of up to 600,000 shares of common stock may be issued.

Item 5.03                                             Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year

Effective as of June 12, 2012, we amended Article IV, Section 1 of our by-laws, as amended, principally to provide, consistent with Maryland law, that committees of the board of directors may be comprised of two or more directors, none of whom are required to be independent directors. The provision previously required that committees of the board must be comprised of a majority of independent directors.

Our audit, compensation and nominating and corporate governance committees are and will continue to be comprised solely of independent directors.

Item 5.07                                             Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of One Liberty Properties, Inc. held on June 12, 2012 (the “Annual Meeting”), stockholders (i) elected Joseph A. DeLuca, Fredric H. Gould and Eugene I. Zuriff to serve for a three-year term, as directors (ii) approved our 2012 Incentive Plan and (iii) ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ended December 31, 2012.

Set forth below are the votes with respect to each such matter:

Proposal 1 — Election of Directors

	For	Authority Withheld	Broker Non-Vote
Joseph A. DeLuca	9,426,586	620,147	3,446,819
Fredric H. Gould	9,199,085	847,648	3,446,819
Eugene I. Zuriff	9,327,338	719,395	3,446,819

Proposal 2 — 2012 Stock Incentive Plan

For	Against	Abstain	Broker Non-Vote
8,149,280	1,828,014	69,437	3,446,821

Proposal 3 — Ratification of the Selection of Independent Registered Public Accounting Firm

For	Against	Abstained
12,984,522	72,403	436,628

Item 8.01               Other Events.

In May 2012, we entered into a new lease, effective January 1, 2012, with a subsidiary of Gould Investors L.P.  This lease, for 1,200 square feet of office space at our executive offices in Great Neck, New York, terminated the amended lease we had entered into earlier in 2012.  This new lease expires in December 2016 and provides for a current annual base rent of $36,000 increasing to approximately $41,000 in 2016.  Gould Investors beneficially owns approximately ten percent of our common stock and Fredric H. Gould, the chairman of our board of directors, is sole stockholder, sole director and chairman of the board of the corporate managing general partner of Gould Investors and sole member of a limited liability company which is the other general partner of Gould Investors.

We believe that the rent payable pursuant to the new lease is a competitive rent for comparable office space in the area in which the executive offices are located.

Item 9.01                                             Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit
No.	Description of Document

3.1	Amendment dated June 12, 2012, to Registrant’s by-laws, as amended
4.1*	2012 Incentive Plan.

*  Indicates a management contract or compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: June 12, 2012	By:	/s/ David W. Kalish
David W. Kalish
Senior Vice President and
Chief Financial Officer